Exhibit 99.1

WhiteHorse Finance, Inc. Announces Third Quarter 2020 Earnings Results and Declares Quarterly Distribution of $0.355 Per Share

NEW YORK, NY, November 9, 2020 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today announced its financial results for the quarter ended September 30, 2020. Additionally, the Company announced that its board of directors has declared a distribution of $0.355 per share with respect to the quarter ending December 31, 2020. The distribution will be payable on January 5, 2021 to stockholders of record as of December 21, 2020.

Third Quarter 2020 Summary Highlights

•	Net Asset Value of $314.6 million, or $15.31 per share

•	Investment portfolio(1) totaling $595.3 million

•	STRS JV investment portfolio totaling $162.6 million

•	Gross investment additions(2) of $58.5 million, including new positions of $42.6 million and $15.7 million of fundings for add-ons to existing investments

•	Net investment income of $5.9 million, or $0.289 per share

•	Core net investment income of $7.8 million, or $0.380 per share(3)

•	Third quarter distribution of $0.355 per share

(1) Includes investments in WHF STRS Ohio Senior Loan Fund LLC (“STRS JV”), an unconsolidated joint venture, totaling $50.4 million, at fair value.

(2) Excludes investments made in STRS JV.

(3) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) excise and other income taxes related to such net realized gains and losses (net of incentive fees). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “As the market continues to recover from the effects of the COVID-19 pandemic, our portfolio showed strength and resilience during the third quarter. Core NII meaningfully exceeded our quarterly dividend and NAV increased materially back to pre-COVID levels. Our portfolio grew to a fair value of $595.3 million after adding three new first lien positions as well as several meaningful add-ons, and our debt portfolio was comprised of 94.2% first lien loans. With a strong pipeline coming up in the fourth quarter, we have successfully added another $40 million unsecured notes at favorable pricing to fully take advantage of the opportunities in the current market. While we are encouraged by our performance in the face of uncertainties in the current macro environment, we will remain prudent and judicious in our execution, maintaining our discipline and rigorous underwriting standards to enhance value for our shareholders.”

Portfolio and Investment Activity

As of September 30, 2020, the fair value of WhiteHorse Finance’s investment portfolio was $595.3 million, compared with $547.4 million as of June 30, 2020. The portfolio at September 30, 2020 consisted of 73 positions across 54 companies with a weighted average effective yield of 9.9% on income-producing debt investments. The average debt investment size (excluding investments in STRS JV) was $8.8 million with the overall portfolio comprised of approximately 83.1% first lien secured loans, 5.0% second lien secured loans, 0.1% subordinated debt, 3.3% equity and 8.5% in investments in STRS JV. Almost all loans were substantially variable-rate investments (primarily indexed to the London Interbank Offered Rate) with fixed rate securities representing only 0.4% of loans at fair value. Nearly all performing floating rate investments have interest rate floors.

During the three months ended September 30, 2020, WhiteHorse Finance made investments in three new portfolio companies totaling $42.6 million, added a total of $15.7 million to five existing portfolio companies and funded $0.7 million to revolver commitments. Proceeds from sales and repayments totaled approximately $26.5 million for the quarter ended September 30, 2020, driven by full realizations in PMA Holdco, LLC as well as in Rural Media Group, Inc. and payments received from AG Kings Holdings Inc., which reduced the cost basis in the investment by $3.5 million.

In addition to the transactions above, during the three months ended September 30, 2020, WhiteHorse Finance transferred one position totaling $1.3 million to STRS JV in exchange for cash consideration.

WHF STRS Ohio Senior Loan Fund LLC

As of September 30, 2020, STRS JV’s portfolio totaled $162.6 million, consisted of 18 portfolio companies and had a weighted average effective yield of 8.1% on its portfolio.

Results of Operations

For the three months ended September 30, 2020, the Company’s net investment income was approximately $5.9 million, compared with approximately $8.7 million for the same period in the prior year, representing a decrease of approximately 32.2%. The decrease in net investment income for the year-over-year period was primarily attributable to higher incentive fees expense and lower non-recurring fee income in the current quarter. The incentive fees increase was due to higher amounts recognized for the capital gains incentive fee component as a result of $15.7 million in net realized and unrealized gains recorded in the current quarter, comparing with a reversal of the capital gains incentive fee accrual due to $1.8 million in net realized and unrealized losses generated in the same period in the prior year. The decrease in fee income during the quarter ended September 30, 2020 as compared with the same period in the prior year was primarily a result of fewer nonrecurring, fee-generating events.

For the three months ended September 30, 2020, core net investment income, a non-GAAP financial measure that excludes capital gains incentive fee accruals, the net effects of excise or other income taxes related to net realized gains and losses, and the associated costs of refinancing the Company’s indebtedness, was $7.8 million, compared with $8.3 million for the same period in the prior year, representing a decrease of approximately 6.0%.

For the three months ended September 30, 2020, WhiteHorse Finance reported net realized and unrealized gains on investments and foreign currency transactions of $15.7 million, as compared with net realized and unrealized losses on investments and foreign currency transactions of $1.8 million for the three months ended September 30, 2019. The increase in the year-over-year period was primarily attributable to markups in the portfolio as a result of the market’s continuing recovery from the COVID-19 pandemic and markdowns recorded earlier this year.

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $21.6 million for the three months ended September 30, 2020, which compares with a net increase of $6.9 million for the three months ended September 30, 2019.

WhiteHorse Finance’s net asset value was $314.6 million, or $15.31 per share, as of September 30, 2020, as compared with $300.2 million, or $14.61 per share, as of June 30, 2020.

Liquidity and Capital Resources

As of September 30, 2020, WhiteHorse Finance had cash and cash equivalents of $22.9 million, as compared with $20.9 million as of June 30, 2020, inclusive of restricted cash. As of September 30, 2020, the Company also had $18.9 million of undrawn capacity under its revolving credit facility.

Distributions

The Company’s Board of Directors has declared a distribution of $0.355 per share with respect to the quarter ending December 31, 2020. The distribution will be payable on January 5, 2021 to stockholders of record as of December 21, 2020. In addition, previously on October 9, 2020, the Company declared a special distribution of $0.125 per share, which will be payable on December 10, 2020 to stockholders of record as of October 30, 2020.

On August 10, 2020, the Company declared a distribution of $0.355 per share for the quarter ended September 30, 2020, consistent with distributions declared for the thirty-second consecutive quarter since the Company’s initial public offering. The distribution was paid on October 2, 2020 to stockholders of record as of September 21, 2020.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Recent Developments

On October 20, 2020, WhiteHorse Finance entered into an agreement governing the issuance of $40 million aggregate principal amount of senior unsecured notes due 2025 (the “2025 Private Notes”), to qualified institutional investors in a private placement offering. The 2025 Private Notes have a fixed interest rate of 5.375% payable semiannually and are due on October 20, 2025, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with the terms of the 2025 Private Notes. WhiteHorse Finance used the net proceeds from this offering to partially repay amounts outstanding under its revolving credit facility.

Conference Call

WhiteHorse Finance will host a conference call to discuss its third quarter results at 2:00 p.m. ET on Monday, November 9, 2020. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #4571047. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through November 16, 2020. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID #4571047. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $41 billion of capital under management(4) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(4) Based on total capital commitments managed by H.I.G. Capital and affiliates.

SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and excise or other income taxes related to such net realized gains and losses (net of incentive fees). There were no excise or other income taxes related to net realized gains and losses, nor did the Company incur any costs with refinancing any of its indebtedness for the quarters ended September 30, 2020 and September 30, 2019.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended September 30, 2020 and September 30, 2019 (in thousands, except per share data):

	September 30, 2020		September 30, 2019
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$5,930	$0.289	$8,655	$0.421
Net impact of costs associated with refinancing of indebtedness	-	-	-	-
Accrual for capital gains incentive fee	1,870	0.091	(360)	(0.018)
Net impact of excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$7,800	$0.380	$8,295	$0.403

WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$535,387	$546,744
Non-controlled affiliate company investments	9,520	9,651
Controlled affiliate company investments	50,388	33,293
Total investments, at fair value (amortized cost $598,477 and $597,725, respectively)	595,295	589,688
Cash and cash equivalents	8,863	4,294
Restricted cash and cash equivalents	13,830	23,252
Restricted foreign currency (cost of $233)	231	—
Interest and dividend receivable	6,145	6,010
Amounts receivable on unsettled investment transactions	815	360
Prepaid expenses and other receivables	627	7,620
Total assets	$625,806	$631,224

Liabilities
Debt	$291,924	$298,924
Distributions payable	7,294	7,294
Management fees payable	3,069	3,060
Incentive fees payable	7,029	5,230
Interest payable	853	1,674
Accounts payable and accrued expenses	1,035	1,944
Advances received from unfunded credit facilities	39	143
Total liabilities	311,243	318,269

Commitments and contingencies

Net assets
Common stock, 20,546,032 and 20,546,032 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 authorized	21	21
Paid-in capital in excess of par	300,744	300,744
Accumulated earnings	13,798	12,190
Total net assets	314,563	312,955
Total liabilities and total net assets	$625,806	$631,224

Number of shares outstanding	20,546,032	20,546,032
Net asset value per share	$15.31	$15.23

WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Investment income
From non-controlled/non-affiliate company investments
Interest income	$14,222	$14,865	$39,506	$42,104
Fee income	741	2,246	1,571	6,328
Dividend income	21	-	101	-
From non-controlled affiliate company investments
Dividend income	263	301	800	888
From controlled affiliate company investments
Interest income	682	343	1,913	343
Dividend income	568	-	961	-
Total investment income	16,497	17,755	44,852	49,663

Expenses
Interest expense	2,770	3,495	9,661	9,744
Base management fees	3,069	2,834	9,110	8,240
Performance-based incentive fees	3,819	1,714	5,571	5,520
Administrative service fees	171	159	512	475
General and administrative expenses	601	660	2,212	1,875
Total expenses, before fees waived	10,430	8,862	27,066	25,854
Base management fee waived	-	-	-	(397)
Total expenses, net of fees waived	10,430	8,862	27,066	25,457
Net investment income before excise tax	6,067	8,893	17,786	24,206
Excise tax	137	238	513	712
Net investment income after excise tax	5,930	8,655	17,273	23,494

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses)
Non-controlled/non-affiliate company investments	635	(2)	1,069	(2,020)
Foreign currency transactions	(1)	-	66	-
Foreign currency forward contracts	(25)	-	(25)	-
Net realized gains (losses)	609	(2)	1,110	(2,020)
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	12,659	(1,882)	6,303	1,042
Non-controlled affiliate company investments	999	28	(131)	(492)
Controlled affiliate company investments	1,526	56	(1,316)	56
Translation of assets and liabilities in foreign currencies	(92)	-	251	-
Foreign currency forward contracts	3	-	-	-
Net change in unrealized appreciation (depreciation)	15,095	(1,798)	5,107	606
Net realized and unrealized gains (losses) on investments	15,704	(1,800)	6,217	(1,414)
Net increase in net assets resulting from operations	$21,634	$6,855	$23,490	$22,080

Per Common Share Data
Basic and diluted earnings per common share	$1.06	$0.34	$1.15	$1.08
Dividends and distributions declared per common share	$0.36	$0.36	$1.07	$1.07
Basic and diluted weighted average common shares outstanding	20,546,032	20,546,032	20,546,032	20,546,032

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

September 30, 2020

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00%	7.50%	03/26/18	03/27/23	7,609	$7,609	$7,609	2.42%
	(0.50% Floor)
SmartSign Holdings LLC
First Lien Secured Term Loan	L+ 7.50%	8.50%	08/21/20	10/11/24	7,763	7,612	7,763	2.47
	(1.00% Floor)				15,372	15,221	15,372	4.89
Agricultural & Farm Machinery
Bad Boy Mowers Acquisition, LLC
First Lien Secured Term Loan	L+ 5.75%	6.75%	12/19/19	12/06/25	10,307	10,037	10,152	3.23
	(1.00% Floor)
Air Freight & Logistics
Access USA Shipping, LLC
First Lien Secured Term Loan	L+ 8.00%	9.00%	02/08/19	02/08/24	5,432	5,378	5,398	1.72
	(1.50% Floor)
Application Software
Connexity, Inc.
First Lien Secured Term Loan	L+ 8.50%	10.00%	05/21/20	05/21/25	10,931	10,627	10,771	3.42
	(1.50% Floor)
Newscycle Solutions, Inc.
First Lien Secured Term Loan	L+ 7.00%	8.00%	06/14/19	12/29/22	5,114	5,050	4,774	1.52
	(1.00% Floor)
First Lien Secured Revolving Loan	L+ 7.00%	8.00%	06/14/19	12/29/22	301	298	281	0.09
	(1.00% Floor)				16,346	15,975	15,826	5.03
Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(12)	base rate+ 7.99%	9.01%	02/26/18	02/23/23	16,330	16,154	15,953	5.07
	(1.00% Floor)
BW Gas & Convenience Holdings, LLC
First Lien Secured Term Loan	L+ 6.25%	6.40%	11/15/19	11/18/24	8,181	7,908	8,181	2.60
	(0.00% Floor)				24,511	24,062	24,134	7.67
Broadcasting
Alpha Media, LLC
First Lien Secured Term Loan	P+ 7.50%	10.75%	08/14/18	02/25/22	5,075	5,010	4,849	1.54
	(2.00% Floor)
Building Products
LHS Borrower, LLC
First Lien Secured Term Loan	L+ 6.75%	7.75%	09/30/20	09/30/25	19,499	19,063	19,062	6.06
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 6.75%	7.75%	09/30/20	09/30/25	-	-	-	-
	(1.00% Floor)				19,499	19,063	19,062	6.06
Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan(15)	L+7.19%	8.19%	06/08/18	06/08/23	15,000	14,879	14,250	4.53
	(1.00% Floor)
Communications Equipment
Ribbon Communications Operating Company, Inc.(5)
First Lien Secured Term Loan	L+ 7.50%	7.65%	08/14/20	03/03/26	12,469	12,011	12,011	3.82
	(0.00% Floor)
Sorenson Communications, LLC
First Lien Secured Term Loan	L+ 6.50%	6.72%	03/15/19	04/29/24	3,971	3,886	3,950	1.26
	(0.00% Floor)				16,440	15,897	15,961	5.08
Construction & Engineering
Atlas Intermediate Holdings LLC
First Lien Secured Term Loan	L+ 6.25%	7.25%	05/26/20	02/13/26	15,269	14,404	14,810	4.71
	(1.00% Floor)
Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.75%	9.75%	12/23/16	06/07/24	24,441	24,200	23,431	7.45
	(1.00% Floor)	(0.50% PIK)
Geo Logic Systems Ltd. (5)
First Lien Secured Term Loan (13)	C +6.25%	7.25%	12/19/19	12/19/24	6,752	5,062	4,903	1.56
	(1.00% Floor)
First Lien Secured Revolving Loan (7)(13)	C +6.25%	7.25%	12/19/19	12/19/24	-	-	(4)	-
	(1.00% Floor)				31,193	29,262	28,330	9.01
Department Stores
Mills Fleet Farm Group, LLC
First Lien Secured Term Loan	L+ 6.25%	7.25%	10/24/18	10/24/24	13,543	13,280	13,272	4.22
	(1.00% Floor)
Distributors
Crown Brands, LLC
First Lien Secured Term Loan	L+ 8.00%	9.50%	01/28/19	01/25/24	5,727	5,632	4,868	1.55
	(1.50% Floor)
First Lien Secured Delayed Draw Loan	L+ 8.00%	9.50%	06/10/20	01/25/24	850	850	723	0.23
	(1.50% Floor)				6,577	6,482	5,591	1.78
Diversified Chemicals
Sklar Holdings, Inc.
First Lien Secured Term Loan	L+ 6.00%	8.00%	11/13/19	05/13/23	8,903	8,726	8,790	2.79
	(1.00% Floor)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2020

(in thousands)

Diversified Support Services
ImageOne Industries, LLC
First Lien Secured Term Loan	L+ 10.00%	11.00%	01/11/18	01/11/23	6,497	$6,355	$6,444	2.05%
	(1.00% Floor)	(4.00% PIK)
First Lien Secured Revolving Loan(4)(7)	L+ 10.00%	11.00%	07/22/19	12/12/22	731	731	731	0.23
	(1.00% Floor)	(4.00% PIK)
NNA Services, LLC
First Lien Secured Term Loan	L+ 7.00%	8.50%	10/16/18	10/16/23	13,442	13,249	13,308	4.23
	(1.50% Floor)				20,670	20,335	20,483	6.51
Education Services
EducationDynamics, LLC
First Lien Secured Term Loan	L+ 7.75%	8.75%	11/26/19	11/26/24	13,936	13,697	13,936	4.43
	(1.00% Floor)
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan(4)(8)	P+ 11.00%	14.25%	08/10/16	08/10/21	21,644	8,612	8,541	2.72
	(0.75% Floor)	(2.00% PIK)
Superpriority Secured Debtor-In-Possession Term Loan(4)(18)	L+ 10.00%	11.00%	08/26/20	08/10/21	14,222	5,663	14,222	4.52
	(1.00% Floor)				35,866	14,275	22,763	7.24
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan A	L+ 9.00%	9.25%	05/15/19	04/30/19	3,855	3,855	2,621	0.83

First Lien Secured Term Loan B	L+ 9.00%	10.50%	02/01/13	04/30/19	13,511	13,511	9,188	2.92
	(1.50% Floor)
Second Lien Secured Term Loan(8)	N/A	15.75%	02/01/13	07/31/18	1,028	1,024	-	-
		(2.00% PIK)			18,394	18,390	11,809	3.75
Health Care Services
CHS Therapy, LLC
First Lien Secured Term Loan A	L+ 7.75%	9.25%	06/14/19	06/14/24	7,470	7,365	7,470	2.37
	(1.50% Floor)
Lab Logistics, LLC
First Lien Secured Term Loan	L+ 6.50%	7.50%	10/16/19	09/25/23	106	105	106	0.03
	(1.00% Floor)
First Lien Secured Delayed Draw Loan	L+ 6.50%	7.73%	10/16/19	09/25/23	5,249	5,219	5,249	1.67
	(1.00% Floor)				12,825	12,689	12,825	4.07
Home Furnishings
Sure Fit Home Products, LLC
First Lien Secured Term Loan(8)	L+ 9.75%	10.75%	10/26/18	07/13/22	5,228	5,111	3,778	1.20
	(1.00% Floor)
Interactive Media & Services
What If Media Group, LLC
First Lien Secured Term Loan	L+ 6.50%	7.50%	10/02/19	10/02/24	12,675	12,472	12,675	4.03
	(1.00% Floor)
Internet & Direct Marketing Retail
BBQ Buyer, LLC
First Lien Secured Term Loan	L+ 8.00%	9.50%	08/28/20	08/28/25	10,696	10,434	10,432	3.32
	(1.50% Floor)
First Lien Secured Revolving Loan (7)	L+ 8.00%	9.50%	08/28/20	02/28/21	-	-	-	-
	(1.50% Floor)
Potpourri Group, Inc.
First Lien Secured Term Loan	L+ 8.25%	9.75%	07/03/19	07/03/24	18,034	17,732	17,855	5.68
	(1.50% Floor)				28,730	28,166	28,287	9.00
Investment Banking & Brokerage
Arcole Acquisition Corp(5)
First Lien Secured Term Loan A(4)(8)(19)	L+ 10.25%	11.25%	11/29/18	11/30/23	5,231	5,159	4,708	1.50
	(1.00% Floor)
First Lien Secured Term Loan B(4)(8)(19)	L+ 16.50%	17.50%	11/29/18	11/30/23	1,826	1,785	1,643	0.52
	(1.00% Floor)	(1.50% PIK)
Subordinated Unsecured Term Loan(4)	L+ 9.00%	10.00%	07/31/20	10/31/20	291	291	291	0.09
	(1.00% Floor)
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien Secured Term Loan	L+ 6.50%	7.50%	02/28/19	02/28/24	13,815	13,721	13,815	4.39
	(1.00% Floor)				21,163	20,956	20,457	6.50
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 8.00%	9.00%	01/10/17	01/10/23	4,034	3,999	4,034	1.28
	(1.00% Floor)	(1.00% PIK)
Leisure Facilities
Honors Holdings, LLC
First Lien Secured Term Loan (16)	L+ 7.97%	8.97%	09/06/19	09/06/24	9,414	9,265	8,284	2.63
	(1.00% Floor)	(0.50% PIK)
First Lien Secured Delayed Draw Loan(16)	L+ 7.61%	8.61%	09/06/19	09/06/24	4,638	4,591	4,081	1.30
	(1.00% Floor)	(0.50% PIK)
Lift Brands, Inc.(aka Snap Fitness Holdings, Inc.)		`
First Lien Secured Term Loan A	L+ 3.25%	4.25%	06/29/20	06/29/25	5,659	5,576	5,571	1.77
	(1.00% Floor)
First Lien Secured Term Loan B	N/A	9.50%	06/29/20	06/29/25	1,136	1,109	1,107	0.35
		(9.50% PIK)
First Lien Secured Term Loan C (9)	N/A	9.50%	06/29/20	N/A	1,268	1,265	1,265	0.40
		(9.50% PIK)			22,115	21,806	20,308	6.45
Office Services & Supplies
Empire Office, Inc.
First Lien Secured Term Loan	L+ 6.75%	8.25%	04/12/19	04/12/24	10,895	10,741	10,644	3.38
	(1.50% Floor)
Packaged Foods & Meats
Lenny & Larry's, LLC
First Lien Secured Term Loan(17)	L+ 7.94%	8.94%	05/15/18	05/15/23	11,271	11,155	10,779	3.43
	(1.00% Floor)	(1.17% PIK)
Property & Casualty Insurance
Policy Services Company, LLC (5)
First Lien Secured Term Loan	L+ 6.00%	7.00%	03/06/20	05/31/24	6,256	5,983	6,131	1.95
	(1.00% Floor)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2020

(in thousands)

Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 9.25%	10.25%	01/09/18	01/09/23	12,708	$12,563	$12,453	3.96%
	(1.00% Floor)
ALM Media, LLC
First Lien Secured Term Loan	L+ 6.50%	7.50%	11/25/19	11/25/24	15,159	14,908	14,401	4.58
	(1.00% Floor)				27,867	27,471	26,854	8.54
Restaurants
LS GFG Holdings Inc.
First Lien Secured Term Loan	P+ 5.00%	8.25%	11/30/18	11/19/25	10,159	9,934	8,534	2.71

Specialized Consumer Services
True Blue Car Wash, LLC
First Lien Secured Term Loan	L+ 7.12%	8.12%	10/17/19	10/17/24	4,377	4,306	4,377	1.39
	(1.00% Floor)
First Lien Secured Delayed Draw Loan	L+ 7.12%	8.12%	10/17/19	10/17/24	2,018	2,000	2,018	0.64
	(1.00% Floor)				6,395	6,306	6,395	2.03
Specialized Finance
Golden Pear Funding Assetco, LLC(5)
Second Lien Secured Term Loan	L+ 10.50%	11.50%	09/20/18	03/20/24	17,500	17,279	17,500	5.56
	(1.00% Floor)
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75%	11.75%	09/09/16	03/09/22	12,500	12,435	12,500	3.97
	(1.00% Floor)
WHF STRS Ohio Senior Loan Fund LLC
Subordinated Note(4)(5)(7)(9)(14)	L+ 6.50%	6.66%	07/19/19	N/A	41,073	41,073	41,073	13.06
					71,073	70,787	71,073	22.59
Specialty Chemicals
Flexitallic Group SAS
First Lien Secured Term Loan	L+ 6.50%	7.50%	10/28/19	10/29/26	11,662	11,407	10,846	3.45
	(1.00% Floor)
Systems Software
Vero Parent, Inc.
First Lien Secured Term Loan	L+ 6.00%	7.00%	11/06/19	08/16/24	16,428	15,061	16,267	5.17
	(1.00% Floor)
Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.25%	9.25%	05/04/18	05/04/23	22,634	22,295	22,633	7.19
	(1.00% Floor)
Trading Companies & Distributors
Vessco Holdings, LLC
First Lien Secured Term Loan	L+ 7.25%	8.75%	08/22/19	08/22/24	8,835	8,696	8,922	2.84
	(1.50% Floor)

Total Debt Investments					602,578	569,408	566,230	180.00

Equity Investments
Diversified Support Services
Quest Events, LLC Preferred Units(4)	N/A	N/A	12/28/18	12/08/25	317	317	-	-
ImageOne Industries, LLC Common A Units(4)	N/A	N/A	09/20/19	N/A	225	-	169	0.05
Health Care Services
Lab Logistics Preferred Units (4)	N/A	N/A	10/29/19	N/A	2	857	857	0.27
Internet & Direct Marketing Retail
BBQ Buyer, LLC Shares(4)	N/A	N/A	08/28/20	N/A	1,100	1,100	1,199	0.38
Leisure Facilities
Lift Brands, Inc. (aka Snap Fitness Holdings, Inc.) Class A Common Stock(4)	N/A	N/A	06/29/20	N/A	2	1,955	282	0.09
Lift Brands, Inc. (aka Snap Fitness Holdings, Inc.) Warrants(4)	N/A	N/A	06/29/20	06/28/28	1	793	114	0.04
					3	2,748	396	0.13
Other Diversified Financial Services
RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	10/01/17	N/A	143	-	-	-
SFS Global Holding Company Warrants(4)	N/A	N/A	06/28/18	12/28/25	-	-	-	-
Sigue Corporation Warrants(4)	N/A	N/A	06/28/18	12/28/25	22	2,890	3,490	1.11
					165	2,890	3,490	1.11
Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	08/13/14	08/31/22	10,000	10,029	9,520	3.03
WHF STRS Ohio Senior Loan Fund LLC Interests (4)(5)(7)(14)	N/A	N/A	07/19/19	N/A	10,268	10,268	9,315	2.96
					20,268	20,297	18,835	5.99
Trading Companies & Distributors
Vessco Holdings, LLC Units(4)	N/A	N/A	08/22/19	N/A	506	860	4,090	1.30
Trucking
Europcar Mobility Group Earnout (4)(5)	N/A	N/A	10/31/19	12/31/22	-	-	29	0.01

Total Equity Investments					22,586	29,069	29,065	9.24

Total Investments					625,164	$598,477	$595,295	189.24%

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2020

(in thousands)

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, the Canadian Dollar Offered Rate (“CDOR” or “C”) or the U.S. Prime Rate as published by the Wall Street Journal (“Prime” or “P”). The one, three and six-month LIBOR were 0.1%, 0.2% and 0.3%, respectively, as of September 30, 2020. The Prime was 3.25% as of September 30, 2020. The CDOR was 0.5% as of September 30, 2020.

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 81% of total assets as of the date of the consolidated schedule of investments.

(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7)	The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of September 30, 2020.

(8)	The investment is on non-accrual status.

(9)	Security is perpetual with no defined maturity date.

(10)	Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 189% of the Company’s net assets or 95% of the Company’s total assets, are subject to legal restrictions on sales.

(11)	The fair value of each investment was determined using significant unobservable inputs.

(12)	The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

(13)	Principal amount is denominated in Canadian dollars.

(14)	Investment is a controlled affiliate investment as defined by the 1940 Act. On January 14, 2019, the Company entered into an agreement with State Teachers Retirement System of Ohio, a public pension fund established under Ohio law (“STRS Ohio”), to create WHF STRS Ohio Senior Loan Fund, LLC (“STRS JV”), a joint venture, which invests primarily in senior secured first and second lien term loans.

(15)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest amount of 2.75% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(16)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest amount of 3.50% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(17)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest amount of 3.00% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(18)	In August 2020, in conjunction with the AG Kings Holdings, Inc. bankruptcy, the Company converted approximately $14.2 million of its existing first lien secured term loan into a new superpriority secured debtor-in-possession term loan.

(19)

On October 1, 2020, as part of a restructuring agreement between the Company and Arcole Acquisition Corp, the Company’s investments in first lien secured term loans to Arcole Acquisition Corp were equitized into common shares of Arcole Holding Corp.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

or

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

or

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.